SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Fleetwood Enterprises, Inc.
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FLEETWOOD ENTERPRISES, INC.
3125 Myers Street
Riverside, California 92503-5544

Supplement to Proxy Statement Dated August 12, 2004

The date of this supplement is August 12, 2004

        The following supplements and amends the Proxy Statement dated August 12, 2004 (the "Proxy Statement") relating to the Annual Meeting of Shareholders of Fleetwood Enterprises, Inc. (the "Company") to be held on September 14, 2004. This supplement is being mailed to shareholders of the Company, in conjunction with the Proxy Statement, on or about August 12, 2004.

        The supplement amends and replaces in its entirety the section of the Proxy Statement entitled "Stock Ownership of Certain Beneficial Owners" with the similarly entitled section set forth below. Subsequent to the printing of the Proxy Statement but prior to its mailing, a shareholder filed an amended Schedule 13D reporting changes in beneficial ownership information. Accordingly, the Company determined to mail this supplement along with the Proxy Statement in order to update its report of stock ownership. Except as shown in this supplement, the Proxy Statement is unchanged.

Stock Ownership of Certain Beneficial Owners

        The following table sets forth the most recently available information concerning the only shareholders believed by Fleetwood to have beneficial ownership, by virtue of actual or attributed voting rights or investment powers, of more than 5 percent of Fleetwood's outstanding common stock, as of August 6, 2004.

Name and Address of Beneficial Owner		Amount and Nature of Beneficial Ownership		Percent of Class(1)
1.	Citigroup, Inc. 399 Park Avenue New York, NY 10043	4,705,584	(2)	8.50%
2.	Wellington Management Company, LLP 75 State Street Boston, Massachusetts 02109	4,491,300	(3)	8.11%
3.	First Pacific Advisors, Inc. 11400 West Olympic Boulevard, Suite 1200 Los Angeles, CA 90064	4,370,511	(4)	7.89%
4.	Putnam, LLC d/b/a Putnam Investments One Post Office Square Boston, MA 02109	4,299,056	(5)	7.76%

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5.	Mario J. Gabelli One Corporate Center Rye, NY 10580	3,814,199	(6)	6.89%
6.	Deutsche Bank AG Taunusanlage 12 D-60325 Frankfurt am Main Federal Republic of Germany	3,310,423	(7)	5.98%

(1)
Percentage voting power is based upon 55,388,813 shares of Fleetwood common stock outstanding as of August 6, 2004.

(2)
This information is based upon an amended Schedule 13G filed by Citigroup with the Securities and Exchange Commission on June 10, 2004. Also reporting as filing persons were Smith Barney Fund Management LLC and Citigroup Global Markets Holdings Inc. Citigroup reported that it shared voting and dispositive power with respect to all of the shares and the figures reported assumed conversion/exercise of certain securities held.

(3)
This information is based upon a Schedule 13G filed by Wellington Management Company, LLP with the Securities and Exchange Commission on March 10, 2004. Wellington Management reported that it shared voting authority with respect to 3,390,730 of the shares and shared dispositive power with respect to all of the shares

(4)
This information is based upon an amended Schedule 13G filed by First Pacific Advisors with the Securities and Exchange Commission on February 12, 2004. First Pacific reported that as of December 31, 2003, it shared voting authority with respect to 1,631,376 of the shares and shared dispositive power with respect to all of the shares.

(5)
This information is based upon an amended Schedule 13G filed by Putnam with the Securities and Exchange Commission on February 13, 2004. Also reporting as filing persons were Putnam Investment Management, LLC and The Putnam Advisory Company, LLC. Putnam reported that it shared voting authority with respect to 1,189,980 shares and shared dispositive power with respect to all of the shares.

(6)
This information is based upon an amended Schedule 13D filed by Mario J. Gabelli, GAMCO Investors, Inc., Gabelli Group Capital Partners, Inc. and other affiliates with the Securities and Exchange Commission on August 6, 2004. Mario Gabelli reported that he is deemed to have beneficial ownership of the shares beneficially owned by the other reporting persons.

(7)
This information is based upon an amended Schedule 13G filed by Deutsche Bank with the Securities and Exchange Commission on February 9, 2004. Deutsche Bank reported that it had sole voting and dispositive power with respect to all the reported shares, of which (a) 24,500 are shares of common stock, (b) 884,504 are issuable upon conversion of 6% Convertible Trust Preferred Securities due 2028 issued by Fleetwood Capital Trust, (c) 731,761 were issuable upon conversion of 9.5% Convertible Trust Preferred Securities due 2013 issued by Fleetwood Capital Trust II, and (d) 1,669,658 were issuable upon conversion of 9.5% Convertible Trust Preferred Securities due 2013 issued by Fleetwood Capital Trust III.

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